UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                    Filed Pursuant to Section 13 OR 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): May 18, 1999


                           GOLDEN STAR RESOURCES LTD.
                           --------------------------
             (Exact name of registrant as specified in its charter)


           Canada                    0-21708                  98-0101955
           ------                    -------                  ----------
(State or other jurisdiction       (Commission              (IRS Employer
      of incorporation)            File Number)         Identification Number)


                         1660 Lincoln Street, Suite 3000
                           Denver, Colorado 80264-3001
                           ---------------------------
                    (Address of principal executive offices)


Registrant's telephone number, including area code: (303) 830-9000


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)
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Item 5.  Other Events.

         On May 18, 1999, Golden Star Resources Ltd. (Amex: GSR; Toronto: GSC) and Anvil Mining NL issued a press release (the "Press Release") stating that they are in the process of acquiring a 70% and 20% equity interest, respectively, in Bogoso Gold Limited (BGL) from a consortium of banks. Total consideration for the acquisition of BGL is US$17 million, including US$12 million on closing and US$5 million on the first anniversary of the commencement of commercial mining of sulphide ore as part of a new sulphide project. BGL operates the Bogoso gold mine in Ghana, a plus 100,000 ounce per year gold mine located on the Ashanti trend. The Bogoso mine is currently processing oxide and transition ore and has a 2-year mine life on the basis of current reserves and stockpiles. Bogoso also hosts substantial sulphide mineralization, the potential of which will require additional exploration, metallurgical testwork and engineering to confirm its feasibility.

         Golden Star Resources Ltd. (Golden Star) and Anvil Mining NL (Anvil) have been informed by the International Finance Corporation (IFC) that their offer to purchase 90% of the shares of Bogoso Gold Limited (BGL) from a consortium of banks led by IFC and Deutsche Investitions und Entwicklungsgesellschaft mbH (DEG) of Germany has been accepted, subject to the approval of the boards of the IFC and DEG. Following the completion of the purchase, Golden Star and Anvil will hold equity interests of 70% and 20%, respectively, in BGL with the Government of Ghana retaining its 10% equity interest. In addition to acquiring 90% of the shares in BGL, the purchase includes the acquisition of existing bank debt of approximately US$34 million owed by BGL to the consortium of banks selling BGL. Golden Star and Anvil will acquire 78% and 22% of this debt, respectively, and as a result, BGL will have no external bank debt other than the debt acquired by Golden Star and Anvil. Golden Star expects that the acquisition agreement will be signed by the parties once ratified by the boards of directors of IFC and DEG (expected by May 25). The acquisition of the shares and debt of BGL is also subject to approval by the Government and Bank of Ghana.

         BGL operates the Bogoso gold mine, which is located on the Ashanti gold belt of Ghana. The mine went into production in 1991 and experienced problems processing sulphide ores in the first few years of the operation. In 1994 management decided to switch to processing oxide ore. Since then, the mine has produced an average of just over 100,000 ounces of gold per year from oxide ore at an average cash operating cost of approximately US$208 per ounce, with consistently strong operating cash flow. BGL is currently well positioned with adequate working capital and no external bank debt, other than the debt to be acquired by Golden Star and Anvil.

         As at March 31, 1999, the assets of BGL included approximately US$11.0 million in cash, US$7 million of which will be set aside as an environmental rehabilitation and social development fund for the eventual closure of the mine. All cash generated by the operation from April 1, 1999 will accrue to Golden Star and Anvil.

         The following table provides BGL's reported current proven and probable, open pittable oxide and transition reserves as well as total mineralized material (equivalent to measured and indicated resources under Canadian (CIM) and Australian (JORC) definitions) as at March 31, 1999. Assaying is performed on site using the fire assay technique. Independent check assays are performed regularly by SGS, Ghana. BGL's reserves and mineralized material were independently audited by Dr. John Arthur of SRK Consulting in April 1999. In addition to reserves and
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mineralized material, it also is the intention of Golden Star and Anvil to process existing low grade stockpiles at Bogoso and such additional material that will be added through the mining of current reserves and mineralized material. Expected gold recoveries for oxide and transition material are 86% and 60%, respectively.

         Mineralized material does not represent reserves and has not been included in the proven and probable reserve estimates below because even though enough drilling and trenching indicate a sufficient amount and grade to warrant further exploration or development expenditures, these mineral deposits do not qualify under the U.S. Securities and Exchange Commission standards as being commercially minable until further drilling, metallurgical work and other economic and technical feasibility factors based upon such work are resolved.

         Mineralized material is reported only if the potential exists for reclassification to reserves following additional drilling and/or final technical, economic, and legal factors have been determined for the project.

    Table 1. Bogoso Gold Mine Reserves and Mineralized Material as of March 31, 1999

                                                    Grade      In situ
                                    '000 tonnes     g Au/t      Ounces
    Oxide Material
    Mineralized Material (1)           2,868         2.3            na
    Proven & Probable Reserves         1,963         2.6       162,319

    Transition Material
    Mineralized Material (1)           3,202         2.8            na
    Proven & Probable Reserves           232         3.3        24,836

    Total Oxide & Transition
    Mineralized Material (1)           5,867         2.6            na
    Proven & Probable Reserves         2,195         2.7       187,156

(1) Mineralized Material equivalent to measured and indicated resources under Canadian (CIM) and Australian (JORC) definitions.

         BGL also reported as at March 31, 1999 sulfide mineralized material (equivalent to measured and indicated resources under Canadian and Australian definitions) of approximately 10.3 million tonnes at 3.3g Au/t, though additional exploration, metallurgical test work and engineering will be required before the feasibility of their mining and processing is confirmed.

         On the basis of the established oxide and transition reserves plus stockpiles, BGL currently has a limited mine life of 2 years. However, this situation has existed since 1994 and BGL has been successful in continuing to find additional oxide ore reserves. It is anticipated that a systematic approach towards oxide exploration envisioned by Golden Star and Anvil may further extend the oxide life of the mine.
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         The total purchase consideration for the acquisition of BGL is US$17 million, comprising the following: (1) US$12 million payable on closing; and (2) US$5 million as a deferred payment, payable on the first anniversary of the commencement of commercial mining of the sulfide ore as part of a new sulfide project. Funding for the first US$12 million of the acquisition cost will be borne by Golden Star. The acquisition costs and all other associated costs with interest will be repaid from BGL to Golden Star, prior to Anvil receiving any cash flow from BGL.

         A standby credit facility for up to US$12 million has been arranged by Golden Star to effect the purchase. As part of the agreement with the bank vendors, Golden Star has arranged a US$2.0 million letter of credit in favor of the vendors, which is non-refundable if Golden Star fails to meet its obligations under the purchase agreement. As part of the standby credit facility, Golden Star will issue 1.5 million common share purchase warrants following the signing of the acquisition agreement and up to an additional 1.5 million purchase warrants upon draw down depending on the amount utilized under the facility. The warrants will have a three year term and will be priced at the signing of the acquisition agreement by the parties, using the 10 day weighted average closing price for Golden Star shares on the American Stock Exchange. The warrants will be callable by Golden Star under certain conditions. For each year during the first six years following the Acquisition that total production from the Bogoso mine concession is greater than 75,000 ounces, the lender of the credit facility will receive a cash payment of US$250,000 per 12 month period, totaling not more than US$1,250,000.

         Golden Star will receive from Anvil a total of 7.0 million Anvil options with 3.5 million to be issued following the signing of the purchase agreement and 3.5 million on completion of the acquisition. The options will have a 3 year term and an exercise price (subject to Australian Stock Exchange approval) of A$0.08 per share. Anvil's common shares closed at A$0.052 on May 17, 1999.

         Golden Star will have a controlling interest in BGL, control its board of directors and act as operator of the mine. Anvil's Managing Director, Peter Bradford, will take on the additional responsibilities of Managing Director of BGL responsible for overseeing BGL's day to day mining and processing operations. Upon completion of the acquisition, Golden Star and Anvil intend to focus on: (1) achieving operating cost savings that became apparent during due diligence; (2) conducting a systematic oxide exploration program to maximize the potential of the oxide and transition gold mineralization of the concessions, funded by existing cash reserves and cash flow; (3) assessing other potential sources of oxide ore in the area around the BGL concession, and; (4) timely evaluation, including additional exploration and metallurgical test work, and if warranted development and expansion of BGL's existing sulfide deposits.

         Little systematic exploration has been conducted on the BGL concession, which spans 18.5 kilometers of the Ashanti trend. Golden Star and Anvil believe that potential exists for discovery of additional oxide mineralization. Additionally, Golden Star and Anvil both consider the upside potential of the sulfide mineralization to be a major attraction of the Bogoso property. Of the 37 existing open pits, from which oxide mineralization has been mined since 1991 over a total strike length of approximately 17 kilometers, meaningful exploration drilling for sulfides has been undertaken under only 5 of these oxide pits (Bogoso North, Marlu, Dumasi, Chujah, and Nankafa), with most of this work dating from the late 1980s. Golden Star believes that the potential for new sulfide discoveries under previously untested oxide pits is considerable as is the
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potential for depth extensions to existing sulfide mineralization. The sulfide mineralization at Bogoso is similar to that currently being profitably exploited and processed by bio-oxidation at Ashanti's Obuasi mine.

         In the Press Release, Jim Askew, Golden Star President and CEO, commented, "We are very pleased that Anvil brought the BGL opportunity to our attention in early April. We are also very pleased to have been in a position to join forces, as this acquisition serves our corporate objectives of accelerating the process of becoming operating companies."

         In the Press Release, Mr. Askew further commented that "BGL is generally a well-run mining operation with potential for further improvement. The acquisition of 70% of BGL will provide Golden Star with attributable production of approximately 90,000 ounces annually and an attractive return on investment. Perhaps more importantly, the BGL acquisition creates the foundation and momentum for other corporate initiatives currently under consideration."

         In the Press Release, Peter Bradford, Anvil Managing Director, said, "The acquisition of a 20% interest in BGL provides an attractive opportunity for Anvil to have a share in an operating entity which has considerable upside in sulfide mineralization. Furthermore, the long standing relationship that the senior management of the two companies have had in previous gold mining operations in Ghana provides a sound basis for developing other opportunities in this world-class gold province."

         Ghana has been an attractive investment destination for Australian and North American exploration and mining companies for more than a decade. Notable North American and Australian company mine development successes have been the Pioneer Group (at Teberebie +250,000 ounces/year), Ranger (at Abosso- Damang +250,000 ounces/year), Resolute (at Obotan, +130,000 ounces/year) and Golden Shamrock (now part of Ashanti at Idaupriem +150,000 ounces/year). The country's largest gold producer is the Ashanti Goldfields Obuasi operation (+820,000 ounces/year) which has been in operation for over 100 years and has remaining resources in excess of 23 million ounces.

         Golden Star is a gold and diamond exploration and development company which, subject to the execution of a definitive agreement and various approvals, will have a 70% equity interest in the Bogoso gold mine in Ghana and which holds a 30% equity interest in the Omai gold mine in Guyana. Golden Star also holds significant gold and diamond exploration interests in South America and Africa. Golden Star currently has approximately 29.6 million shares outstanding. The Company is listed on the Toronto Stock Exchange (under the symbol "GSC") and the American Stock Exchange (under the symbol "GSR").

         The above statements concerning Golden Star's and Anvil's investment in BGL and the Bogoso mine, the method of financing such investment and the business strategies and processes of going forward following such investment constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The above forward-looking statements involve risks and uncertainties including those relating to exploration, unanticipated grade, geological, metallurgical, processing, access, transportation of supplies, water availability or other problems,
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the establishment and recovery of reserves, changes in project parameters as plans continue to be refined, political, economic and operational risks of foreign operations, potential mine production and development, operating costs reductions, availability of materials and equipment, the timing of receipt of governmental permits and capitalization and commercial viability. Please refer to a discussion of these and other factors in Golden Star's 10K, 10Q and other Securities and Exchange Commission filings.

         Anvil is a precious and base metal exploration and development company which, subject to the execution of a definitive agreement and various approvals, will have a 20% equity interest in the Bogoso gold mine in Ghana and which holds a 90% interest in the Dikulushi copper/silver deposit in the Democratic Republic of Congo (DRC) where its tenement holdings total 43,000 square kilometers. Dikulushi is one of the highest-grade, undeveloped copper/silver deposits in the world. Anvil also holds gold exploration interests in Western Australia. The Company is listed on the Australian Stock Exchange (under the symbol "AVL") and also the Berlin Stock Exchange (under the symbol "903718").

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of businesses acquired.

                           Not Applicable

         (b)      Pro forma financial information.

                           Not Applicable

         (c)      Exhibits.

                           None.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GOLDEN STAR RESOURCES LTD.


                                        By: /s/ Louis O. Peloquin
                                            ---------------------
                                            Name: Louis O. Peloquin
                                            Title: General Counsel

                                        Dated: May 20, 1999